ASSET PURCHASE AGREEMENT


                                       BY

                                       AND

                                     BETWEEN


                       CORNELL CORRECTIONS OF TEXAS, INC.

                                       AND

                               INTERVENTIONS, CO.







                                JANUARY 31, 1997

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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I             DEFINITIONS..............................................1
        Section 1.1   ACCOUNTING TERMS.........................................1
        Section 1.2   DEFINED TERMS............................................1

ARTICLE II            CLOSING..................................................6
        Section 2.1   CLOSING..................................................6

ARTICLE III           PURCHASE, SALE AND DELIVERY..............................6
        Section 3.1   ACQUISITION ASSETS.......................................6
        Section 3.2   EXCLUDED ASSETS..........................................9
        Section 3.3   PURCHASE PRICE..........................................10
        Section 3.4   ALLOCATION REPORTING....................................10

ARTICLE IV            LIABILITIES AND OBLIGATIONS.............................11
        Section 4.1   ASSUMED LIABILITIES.....................................11
        Section 4.2   LIABILITIES NOT ASSUMED BY PURCHASER....................11

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF SELLER................12
        Section 5.1   ORGANIZATION; QUALIFICATION.............................12
        Section 5.2   AUTHORITY; ENFORCEABILITY...............................12
        Section 5.3   SUBSIDIARIES............................................13
        Section 5.4   CONFLICTING AGREEMENTS AND OTHER MATTERS; CONSENTS......13
        Section 5.5   NO DEFAULT; COMPLIANCE WITH LAWS AND REGULATIONS........13
        Section 5.6   FINANCIAL STATEMENTS....................................14
        Section 5.7   NO UNDISCLOSED LIABILITIES..............................14
        Section 5.8   ABSENCE OF CERTAIN CHANGES..............................14
        Section 5.9   CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS............16
        Section 5.10  ACTIONS PENDING.........................................17
        Section 5.11  ENVIRONMENTAL...........................................17
        Section 5.12  INSURANCE...............................................18
        Section 5.13  TITLE...................................................18
        Section 5.14  REAL ESTATE.............................................18
        Section 5.15  SUPPLIES................................................19
        Section 5.16  ACCOUNTS RECEIVABLE.....................................19
        Section 5.17  TAXES...................................................19
        Section 5.18  EMPLOYEE BENEFIT PLANS..................................20
        Section 5.19  EMPLOYEES AND LABOR MATTERS.............................21
        Section 5.20  INTELLECTUAL PROPERTY RIGHTS............................21
        Section 5.21  RELATIONSHIPS...........................................22
        Section 5.22  CERTAIN PAYMENTS........................................22
        Section 5.23  BOOKS AND RECORDS.......................................22
        Section 5.24  CONDITION AND SUFFICIENCY OF ASSETS.....................22
        Section 5.25  CERTAIN EXPENSES........................................23

        Section 5.26  INMATE BANK ACCOUNTS....................................23
        Section 5.27  INVESTMENTS.............................................23
        Section 5.28  STUDIES, ETC............................................23
        Section 5.29  DISCLOSURE..............................................23

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF PURCHASER.............23
        Section 6.1   CORPORATE EXISTENCE.....................................23
        Section 6.2   AUTHORITY; NO CONFLICTS.................................23
        Section 6.3   BINDING AGREEMENT.......................................24
        Section 6.4   REGULATORY APPROVALS....................................24

ARTICLE VII           CERTAIN UNDERSTANDINGS AND AGREEMENTS
                      OF THE PARTIES..........................................24
        Section 7.1   EMPLOYEES...............................................24
        Section 7.2   TAXES...................................................25
        Section 7.3   CONSENTS................................................26
        Section 7.4   TITLE...................................................26
        Section 7.5   SURVEY..................................................26
        Section 7.6   ENVIRONMENTAL REPORTS...................................27
        Section 7.7   FURTHER ASSURANCES......................................27
        Section 7.8   MAIL RECEIVED AFTER CLOSING.............................27
        Section 7.9   UNCOLLECTIBLE ACCOUNTS RECEIVABLE.......................28
        Section 7.10  BILLS AND PAYMENTS RECEIVED AFTER CLOSING...............28
        Section 7.11  LOSS DUE TO CONDEMNATION................................28
        Section 7.12  LOSS DUE TO CASUALTY....................................28

ARTICLE VIII          COVENANTS...............................................29
        Section 8.1   SELLER'S COVENANTS......................................29
        Section 8.2   PURCHASER'S COVENANTS...................................30

ARTICLE IX            CONDITIONS TO CLOSING...................................31
        Section 9.1   CONDITIONS TO OBLIGATIONS OF PURCHASER..................31
        Section 9.2   CONDITIONS TO OBLIGATIONS OF SELLER.....................34

ARTICLE X             TERMINATION.............................................35
        Section 10.1  GROUNDS FOR TERMINATION.................................35
        Section 10.2  EFFECT OF TERMINATION...................................36

ARTICLE XI            INDEMNIFICATION.........................................37
        Section 11.1  SELLER'S INDEMNITY OBLIGATIONS..........................37
        Section 11.2  PURCHASER'S INDEMNITY OBLIGATIONS.......................37
        Section 11.3  INDEMNIFICATION PROCEDURES..............................37
        Section 11.4  DETERMINATION OF INDEMNIFIED AMOUNTS....................39
        Section 11.5  ESCROW..................................................39

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ARTICLE XII           COVENANTS NOT TO COMPETE................................40
        Section 12.1  SELLER'S COVENANTS NOT TO COMPETE.......................40

ARTICLE XIII          MISCELLANEOUS...........................................41
        Section 13.1  COMMISSIONS.............................................41
        Section 13.2  SURVIVAL................................................41
        Section 13.3  EXPENSES................................................41
        Section 13.4  NOTICES.................................................41
        Section 13.5  ENTIRE AGREEMENT........................................42
        Section 13.6  GOVERNING LAW...........................................42
        Section 13.7  ARBITRATION.............................................43
        Section 13.8  ASSIGNMENTS AND THIRD PARTIES...........................44
        Section 13.9  SEVERABILITY............................................44
        Section 13.10 AMENDMENTS; NO WAIVERS..................................44
        Section 13.11 NO THIRD PARTY BENEFICIARIES............................44
        Section 13.12 HEADINGS; USE OF CERTAIN TERMS..........................44
        Section 13.13 COUNTERPARTS............................................44


SCHEDULES

Schedule 3.1(f)       Machinery, Equipment and Other Tangible Personal Property
Schedule 3.1(g)       Motor Vehicles and Other Rolling Stock
Schedule 3.1(i)       Contracts
Schedule 3.1(j)       Accounts Receivable
Schedule 3.1(k)       Purchased Cash and Investments
Schedule 3.1(p)       Permits
Schedule 3.4          Allocation of Purchase Price
Schedule 4.1(a)       Assumed Current Liabilities
Schedule 5.4          Conflicting Agreements and Other Matters; Consents
Schedule 5.8          Absence of Certain Changes
Schedule 5.9          Contracts, Agreements, Plans and Commitments
Schedule 5.10         Actions Pending
Schedule 5.12         Insurance
Schedule 5.14         Real Estate
Schedule 5.18         Employee Benefit Plans
Schedule 5.19         Employees and Labor Matters
Schedule 5.25         Projected Costs
Schedule 5.26         Inmate Bank Accounts
Schedule 9.1(n)       Revenues

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EXHIBITS

Exhibit A      Dallas County Land
Exhibit B      San Antonio Land
Exhibit C      Escrow Agreement (Section 3.3(d))
Exhibit D      Title Commitment (Section 7.4(a))
Exhibit E      Seller's Officer's Certificate (Section 9.1(b))
Exhibit F      Deed for Dallas County Land (Section 9.1(e)(i))
Exhibit G      Deed for San Antonio Land (Section 9.1(e)(ii))
Exhibit H      Assignment for Dallas County Office Facility Lease
               (Section 9.1(e)(iii))
Exhibit I      Bill of Sale, General Assignment and Conveyance
              (Section 9.1(e)(v))
Exhibit J      Purchaser's Officer's Certificate (Section 9.2(b))

                            ASSET PURCHASE AGREEMENT


               This ASSET PURCHASE AGREEMENT (this "AGREEMENT") dated January 31, 1997, by and between INTERVENTIONS, CO., a Texas nonprofit corporation ("SELLER"), and CORNELL CORRECTIONS OF TEXAS, INC., a Delaware corporation ("PURCHASER").

               WHEREAS, Seller is in the business of operating an intensive residential and outpatient chemical dependency treatment center for adult probationers and other substance abuse related programs for Dallas County and the State of Texas performed in facilities provided at no charge by Dallas County, and a juvenile program in San Antonio, Texas operated in a four-story building owned by Seller; and

               WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell, transfer, assign and deliver to Purchaser substantially all of the assets of the Business (as hereinafter defined) on the terms and subject to the conditions set forth herein;

               NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.1 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and on a basis not inconsistent with those applied in the preparation of the financial statements referred to in SECTION 5.6 hereof.

        SECTION 1.2 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified in this SECTION 1.2. Other capitalized terms have the meanings assigned to them elsewhere in this Agreement.

        AFFILIATE: with respect to any Person, means any Person directly or indirectly controlling, controlled by or under common control with such Person, and any natural Person who is an officer, director or partner of such Person and any members of their immediate families living within the same household. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

        ACQUIRED PROPERTY: means the Dallas County Land, the San Antonio Land and Seller's interest in the leasehold estate at the Dallas County Office Facility.

        BALANCE SHEET: means the balance sheet of Seller as of September 30, 1996 described in SECTION 5.6.

         BEST EFFORTS: means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

         BEST KNOWLEDGE OF SELLER: means, with respect to any matter in question, best knowledge of any of the directors or officers of Seller.

         BHS MANAGEMENT: means BHS Management Corporation, a Delaware corporation which formerly provided management services to Seller.

        BEXAR COUNTY CONTINGENT LIEN NOTE: means that certain promissory note, dated March 6, 1996, in favor of the County of Bexar in the original principal amount of $436,562, secured by that certain Contingent Lien Deed of Trust encumbering the San Antonio Land.

        BUSINESS: means the business engaged in by Seller, consisting primarily of operating an alcohol and drug treatment center in Wilmer, Dallas County, Texas, and a Transitional Living Facility in San Antonio, Bexar County, Texas, and holding certain rights under contracts, including, without limitation, (a) a contract with Private Industry Council of Dallas, Inc. (Contract No. 9403-IIA);
(b) a contract with County of Bexar, Texas (Supportive Housing Program Management Agreement Project No. TX 59B95-0456-B); (c) a contract with TCADA (TCADA Award Number 03-7640-963-TAR); and (d) a contract with Dallas County Community Supervision and Corrections Department.

         BUSINESS PROPERTY: means the Acquired Property and the Dallas County Operating Facility.

         CERCLA: means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CODE: means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

        CONTINGENT LIEN DEED OF TRUST: means the deed of trust in favor of the Bexar County Housing Finance Commission, securing the Bexar County Contingent Lien Note and encumbering the San Antonio Land.

         CPC: means Community Psychiatric Centers Properties of Texas, Inc., a Nevada corporation now known as Transitional Hospital Corporation.

         DALLAS COUNTY LAND: means the 22.23 acres of land located in the Wesley
W. Harvin Survey, A-602, Dallas County, Texas, as more particularly described on EXHIBIT B.

         DALLAS COUNTY OFFICE FACILITY: means the office space located at 3606 Maple Avenue, Dallas, Texas 75219 leased by the Seller from Texas Scottish Rite Hospital for Children.

                                       -2-

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        DALLAS COUNTY OFFICE LEASE: means that certain Lease Agreement between
Texas Scottish Rite Hospital for Children, as landlord, and Seller, as tenant, dated October 1, 1996, covering the Dallas County Office Facility.

         DALLAS COUNTY OPERATING FACILITY: means the facility which the Seller operates on behalf of the Dallas County Community Supervision and Corrections Department located at 200 Greene Road, Wilmer, Texas.

         DALLAS COUNTY OPERATING FACILITY CONTRACT: means the agreement between the Dallas County Community Supervision and Corrections Department and Seller effective September 1, 1996 pursuant to which Seller operates the Dallas County Operating Facility.

        EEOC: means United States Equal Employment Opportunity Commission.

        ENVIRONMENTAL LAWS: means any and all laws, common law, statutes, ordinances, rules, regulations, judgments, orders or other official acts or determinations of any Governmental Authority relating to the protection of human health or safety or regulating or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, element, compound, mixture or material in any and all jurisdictions in which property of Seller is located or the business of Seller is conducted or in which such business at any time has been conducted, including, without limitation, (a) CERCLA, (b) RCRA, (c) the Solid Waste Disposal Act, as amended, (d) the Hazardous and Solid Waste Amendments Act of 1984, as amended, (e) the Clean Air Act, as amended, (f) the Toxic Substances Control Act, as amended, (g) the Safe Drinking Water Act, as amended, (h) the Federal Water Pollution Prevention and Control Act, as amended, (i) the Occupational Safety and Health Act of 1970, as amended, (j) the Hazardous Materials Transportation Act, as amended, (k) the Rivers and Harbors Act of 1899, as amended, and (l) any rules and regulations promulgated pursuant to any or all of (a) through (k) above. The terms "RELEASE" or "THREATENED RELEASE" shall have the meanings specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" (or "DISPOSED") shall have the meanings specified in RCRA; PROVIDED, HOWEVER, that, to the extent the laws of any jurisdiction applicable to Seller or any of its properties or assets establish a meaning for "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in such jurisdiction.

         ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

         FIRST LIEN DEED OF TRUST: means the deed of trust in favor of CPC securing the First Lien Note and encumbering the San Antonio Land.

         FIRST LIEN NOTE: means a promissory note given by Seller to CPC in the original principal amount of $1,250,000 and secured by the First Lien Deed of Trust in favor of CPC, encumbering the San Antonio Land.

         GOVERNMENTAL AUTHORITY: means any nation or government, any state or political subdivision thereof and any agency or entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
                                       -3-

        HAZARDOUS SUBSTANCE: means those elements, materials, compounds, mixtures or substances which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws and, whether or not included on such lists, all products or substances containing asbestos, polychlorinated biphenyls, or chlorinated hydrocarbons.

        HOME AGREEMENT: means that certain Contract For HOME Programs among the County of Bexar, Bexar County Housing Finance Corporation and Interventions executed March 6, 1996.

         INMATE: means any adult or juvenile parolee, probationer or other resident, some of whom may be homeless juveniles, utilizing the facilities operated as part of the Business.

         INVESTMENT MANAGEMENT ACCOUNT: means the Investment Management Account number 30- 03-300-0008904 of Seller held by NationsBank of Texas, N.A., as agent or custodian, together with all property held in such account.

         KNOWLEDGE OF SELLER: means, with respect to any matter in question, actual knowledge of any of the directors or officers of Seller.

        LIEN: means any mortgage, pledge, hypothecation, security interest, encumbrance, right of first refusal, option, lien, charge, condition, restriction or burden of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

         MATERIAL ADVERSE EFFECT: means any material adverse effect on the business, financial condition, properties, prospects, net worth or results of operations of Seller.

        NATIONSBANK NOTE: means a promissory note given by Seller to NationsBank, N.A., in the original principal amount of $1,000,000, dated March 7, 1996, and secured by a pledge of the Investment Management Account.

        OPERATING EXPENSES: means, for any period, customary gross expenses related to the operation of the Business in the ordinary course of business consistent with historical practice, as determined in accordance with generally accepted accounting principles (on an accrual basis); PROVIDED, HOWEVER, that the Operating Expenses shall in no event include any of the items referenced in
SECTION 4.2 hereof.

        OPERATING REVENUES: means, for any period, gross revenues related to the operation of the Business (including, but not limited to, all ancillary net revenues collected from food stamps, rent, vending machines and telephone operations) for such period, including all cash and other payments received and trade accounts receivable and other rights to receive payment for services of the Business performed during such period, as determined in accordance with generally accepted accounting principles (on an accrual basis).

         OSHA: means the United States Occupational Safety and Health Administration.

        PERMITTED ENCUMBRANCES: means (a) materialmen's, mechanics', repairmen's, employees', contractors', operators', tax and other similar liens or charges arising in the ordinary course of business prior to the Closing Date
(i) if they relate to obligations that have not yet become due and payable or
(ii) if their validity is being contested in good faith by appropriate actions;
(b) minor defects and irregularities affecting title to the assets of Seller, but only if such defects and irregularities do not and will not impair the operation, value, marketability or use of the asset affected by such defect or irregularity; (c) rights reserved to or vested in any governmental body to control or regulate any asset in any manner that does not materially impair the value or use of such asset; and (d) encumbrances deemed to be Permitted Encumbrances pursuant to SECTION 7.4(C) hereof.

         PERSON: means any individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

         PLAN: means an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Seller or by any trade or business, whether or not incorporated, which, together with Seller, is under common control, as described in Section 414(b) or (c) of the Code.

         PRE-CLOSING PERMITTED ENCUMBRANCES: means the First Lien Deed of Trust and the NationsBank Note.

         PREPAID CLOSING EXPENSES: means all expenses incurred and paid by Seller using or out of Acquisition Assets (as defined in SECTION 3.1 hereof) prior to the Closing Date in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including Seller's attorneys' fees.

         RCRA: means the Resources Conservation and Recovery Act of 1976, as amended.

         SAN ANTONIO LAND: means the 12.1 acres of land with all buildings and improvements thereon, located at 620 East Afton Oaks Boulevard in San Antonio, Bexar County, Texas, more particularly described on EXHIBIT B.

         SUBSIDIARY or SUBSIDIARIES: means, with respect to any specified Person, a corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other Person at least a majority of whose securities having ordinary voting power for the election of its board of directors or other similar managing body are, at the time as of which any determination is being made, owned legally or beneficially by such Person or one or more Subsidiaries thereof.

        TCADA:  means Texas Commission on Alcohol and Drug Abuse.

        TDCJ:  means Texas Department of Criminal Justice.

         TAX RETURN: means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         TAXES: means all federal, foreign, state, local or other net or gross income, gross receipts, sales, use, transfer, real property gains or transfer, school, ad valorem, property, value-added, franchise, production, severance, windfall profit, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.

         TRANSITIONAL LIVING FACILITY: means the 44-bed program currently operated at the San Antonio Facility for homeless juveniles pursuant to the Supportive Housing Program Management Agreement between Seller and the County of Bexar, Texas dated effective March 6, 1996.

                                   ARTICLE II

                                     CLOSING

        SECTION 2.1 CLOSING. The closing of the purchase and sale provided for herein (the "CLOSING") shall take place at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, on or before February 28, 1997 (the "OUTSIDE CLOSING DATE"), unless extended as provided in
SECTION 3.3(B), or at such other place, time or date as may be agreed upon by the parties hereto (the "CLOSING DATE").

                                   ARTICLE III

                           PURCHASE, SALE AND DELIVERY

        SECTION 3.1 ACQUISITION ASSETS. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall acquire and purchase from Seller, subject to SECTION 3.2 hereof, all of the assets, properties and rights of Seller associated with the Business including, without limitation, all of Seller's right, title and interest in and to the following:

              (a) the fee simple interest in and to the Dallas County Land;

              (b) the fee simple interest in and to the San Antonio Land;

              (c) the lessee's interest in and to the Dallas County Office Facility;

              (d) all buildings, structures, fixtures and other improvements located on the Dallas County Land and San Antonio Land and relating to the Dallas County Office Facility (the "IMPROVEMENTS");

              (e) all right, title and interest, if any, of Seller in and to (i) all easements, tenements, hereditaments, privileges and appurtenances in any way belonging to the Acquired Property and the Improvements, (ii) any land lying in the bed of any highway, street, road, avenue or access way, open or proposed, in front of or abutting or adjoining the Acquired Property and the Improvements, (iii) the use of all strips and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining the Acquired Property and the Improvements, and (iv) all other rights and appurtenances belonging or in any way pertaining thereto including, without limitation, all water, wastewater and other utility rights and capacities (the "APPURTENANCES");

              (f) all of the machinery, equipment, trade fixtures, tools, furniture, appliances, implements, spare parts, supplies, leasehold improvements, construction in progress and all other tangible personal property used in the operation of the Business which is owned by Seller, or of which Seller has the current possession and use, on the Closing Date, including, without limitation, those listed on SCHEDULE 3.1(F) hereto (collectively, the "EQUIPMENT");

              (g) the motor vehicles and other rolling stock used in the operation of the Business which are owned by Seller on the Closing Date, including, without limitation, those listed on SCHEDULE 3.1(G) hereto (collectively, the "MOTOR VEHICLES");

              (h) all office supplies, kitchen supplies, laundry supplies, medical supplies, spare parts, safety equipment, maintenance supplies, other supplies used or consumed in the Business and other similar items which exist on the Closing Date and which are used in the Business (collectively, the "SUPPLIES");

              (i) all right, title and interest in, to and under all contracts (including, without limitation, all of the operating contracts of Seller), leases, agreements, equipment or other lease licenses, government contract awards, management agreements and building service agreements related to services used in the operation of the Business and to which Seller is a party on the Closing Date or by which any of the Acquisition Assets (as hereinafter defined) are then bound including, without limitation, those listed on SCHEDULE 3.1(I) hereto (collectively, the "CONTRACTS");

              (j) except as identified in Section 3.2(f) hereof, all accounts receivable of Seller and all other rights of Seller to payment for goods sold or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account in any financial statements, together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same represent, and all rights, title, security and guaranties in favor of Seller with respect to any of the foregoing (the "ACCOUNTS RECEIVABLE"), including, without limitation, those listed on
        SCHEDULE 3.1(J) hereto;

              (k) all cash and investments of Seller (other than investments in the Investment Management Account) which exist at the Closing Date, including without limitation, those listed on SCHEDULE 3.1(K) hereto;

              (l) all prepaid items, deposits and other similar assets of Seller which exist at the Closing Date and which are associated with goods or services used in the Business;

              (m) Operating Revenues for the period commencing on January 1, 1997, subject to the assumption and payment of Operating Expenses for such period by Purchaser pursuant to SECTION 4.1(D) hereof;

              (n) cash or cash equivalents representing fund accounts of Inmates ("INMATE BANK ACCOUNTS"), if any;

              (o) all goodwill and going concern value of the Business;

              (p) all right, title and interest in licenses, permits and franchises issued by any federal, state, municipal or other governmental authority (the "PERMITS") relating to the Acquisition Assets or the Business, including, without limitation, those listed on SCHEDULE 3.1(P) hereto, to the extent transferable;

              (q) all patents, patent applications, processes, shop rights, formulas, brand names, trade secrets, service marks, copyrights, drawings, and any similar items and related rights owned by or licensed to Seller and used in connection with the Business, together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof, excluding any trademarks and trade names owned by or licensed to Seller and used in connection with the Business;

              (r) all rights under express or implied warranties from the suppliers of Seller with respect to the Acquisition Assets, to the extent they are assignable;

              (s) all warranties and guaranties pertaining to the Permits and Contracts, to the extent transferable under their terms and applicable laws;

              (t) all books, records, papers and instruments of whatever nature and wherever located that are in the possession or control of Seller, that relate to the Business or the Acquisition Assets or which are required or necessary in order for Purchaser to conduct the Business from and after the Closing Date in the manner in which it is presently being conducted, including, without limitation, blueprints of the Improvements, if any, accounting and financial records relating to the Contracts, maintenance records, environmental records and reports, correspondence with the TDCJ or TCADA or other Governmental Authorities related to the Business, supplier lists and other supplier data relating to the purchase of supplies used in connection with the Business, and confidential information exclusively relating to or exclusively arising out of the Business;

              (u) all personnel files and other materials relating to employees of Seller who are to be offered employment by Purchaser as contemplated by SECTION 7.1 hereof;

              (v) all records of compliance and noncompliance with the laws, regulations ordinances and orders applicable to the Acquisition Assets or the Business;

              (w) all right, title and interest in, to and under all rights, privileges, claims, causes of action, and options relating or pertaining to the Acquisition Assets or the Business; and

              (x) subject to the exclusions set forth in SECTION 3.2 hereof, all other or additional privileges, rights, interests, properties and assets of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted.

                   Subject to SECTION 3.2 hereof, all of the assets referenced in this SECTION 3.1 are collectively referred to as the "ACQUISITION ASSETS."

        SECTION 3.2 EXCLUDED ASSETS. Notwithstanding SECTION 3.1 hereof, Seller is not selling and Purchaser is not purchasing pursuant to this Agreement any of the following, all of which shall be retained by Seller (collectively, the "EXCLUDED ASSETS"):

              (a) all of Seller's right, title and interest in the Investment
                  Management Account;

              (b) any minute books, tax returns and similar corporate documents;

              (c) the name "Interventions, Co.";

              (d) any insurance policies of Seller subject to SECTIONS 7.12,
                  7.13 and 8.1(B);

              (e) any employee benefit plans of Seller; PROVIDED, HOWEVER, that Purchaser shall make available to the employees of Seller hired by Purchaser any employee benefit plan which Purchaser offers to its employees and shall transfer or "roll-over" any account balances maintained by Seller for the benefit of Seller's employees into such plan; and

              (f) any claims of Seller against BHS Management relating to periods prior to the Closing Date, together with any claims against TCADA arising as a result of its withholding of the payment of the sum of $280,000 in calendar year 1995, together with any associated insurance coverage for all of such claims.

        SECTION 3.3   PURCHASE PRICE.

        (a) The aggregate consideration for the purchase of the Acquisition Assets and Seller's covenants set forth in ARTICLE XII hereof, shall be (i) $4,850,000, (ii) less the sum of $1,661,919, being the fair market value of the Investment Management Account as of September 30, 1996, (iii) less all Prepaid Closing Expenses (collectively, the price for the Acquisition Assets and Seller's covenants shall be referred to as the "PURCHASE PRICE").

        (b) Prior to the execution of this Agreement, Purchaser delivered to Seller the sum of $100,000 to serve as an option fee (including any additional amounts paid pursuant to this SECTION 3.3(B), the "OPTION FEE"), which, upon the terms and subject to the conditions hereof, including SECTION 10.2 hereof, shall be applied against the Purchase Price at Closing. Purchaser may extend the Closing Date to March 31, 1997 by paying to Seller an additional $50,000 on or before February 28, 1997; if Purchaser has paid to extend the Outside Closing Date to March 31, 1997, Purchaser may extend the Outside Closing Date to April 30, 1997 by paying to Seller an additional $50,000 on or before March 31, 1997. The amounts paid pursuant to the preceding sentence shall be part of the Option Fee, and such amounts shall be subject to the same terms of refundability and application against the Purchase Price as the original $100,000 Option Fee.

        (c) Upon the terms and subject to the conditions hereof, at the Closing, Purchaser shall pay to Seller an amount equal to the Purchase Price less (i) the Option Fee and (ii) the Escrowed Purchase Price (as hereinafter defined) by wire transfer to an account designated in writing by Seller or by a bank cashier's check made payable to Seller, as determined by Purchaser.

        (d) Upon the terms and subject to the conditions hereof, at the Closing, Purchaser shall pay $500,000 (the "ESCROWED PURCHASE PRICE") of the Purchase Price to Charter Title Company, as Escrow Agent, or another escrow agent mutually acceptable to Purchaser and Seller (the "ESCROW AGENT"), to be held by the Escrow Agent and disbursed by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement, substantially in the form of EXHIBIT C hereto (the "ESCROW AGREEMENT"), to be executed by Purchaser and Seller at the Closing.

        (e) At the Closing, Purchaser shall pay to CPC and NationsBank, N.A., respectively, the cash amounts necessary to pay in full the First Lien Note and the NationsBank Note together with accrued interest thereon.

        SECTION 3.4 ALLOCATION REPORTING. Unless otherwise agreed by Purchaser and Seller, (i) SCHEDULE 3.4 hereto sets forth the allocations established by Purchaser and Seller of the Purchase Price and the Assumed Liabilities (as hereinafter defined) (and any other items constituting consideration paid by Purchaser or received by Seller in connection with the disposition of the Acquisition Assets) among the Acquisition Assets; (ii) the allocations set forth on SCHEDULE 3.4 hereto will be used by Purchaser and Seller as the basis for reporting asset values and other items for purposes of all required Tax Returns (including any Tax Returns required to be filed under Section 1060(b) of the Code and the Treasury regulations thereunder); and (iii) Purchaser and Seller will agree not to assert, in connection with any audit or other proceeding with respect to Taxes, any asset values or other items inconsistent with the allocations set forth on SCHEDULE 3.4 hereto.

                                   ARTICLE IV

                           LIABILITIES AND OBLIGATIONS

        SECTION 4.1 ASSUMED LIABILITIES. As part of the consideration for the Acquisition Assets, and subject to SECTION 4.2 hereof, at the Closing, Purchaser shall assume and pay, perform and discharge the following:

               (a) the trade accounts payable and recorded accrued liabilities of Seller incurred in the normal course of operations, as of the Closing Date, consistent with the account balances on SCHEDULE 4.1(A);

               (b) any commitments and liabilities arising after the Closing Date pursuant to all Contracts (provided that the rights thereunder have been duly and effectively assigned to Purchaser); and

               (c) Operating Expenses in connection with services rendered by Sellers in connection with the Business for the period commencing on January 1, 1997.

The above-referenced liabilities (SECTION 4.1(A) through 4.1(D)) are collectively referred to as the "ASSUMED LIABILITIES."

         SECTION 4.2 LIABILITIES NOT ASSUMED BY PURCHASER. Except as provided in
SECTION 4.1 hereof, Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any other liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, including, without limitation, liabilities or obligations based on, arising out of or in connection with the following (collectively, the "EXCLUDED LIABILITIES"):

               (a) any indebtedness (whether short-term or long-term) for borrowed money;

               (b) any Taxes for which Seller is liable (taking into account the provisions of SECTION 7.2(A) hereof);

               (c) any prepayment penalties or other liabilities related to retiring or extinguishing any indebtedness of Seller including, without limitation, the First Lien Note, the NationsBank Note or the Bexar County Contingent Lien Note;

               (d) any liabilities arising out of or in connection with periods or activity prior to the Closing Date related to BHS Management, TDCJ, TCADA, OSHA, EEOC and any unrecorded liabilities or contingencies that are not identified on SCHEDULE 4.1(A);

               (e) any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation or proceeding threatened or pending on or before the Closing Date or any claim, litigation or proceeding threatened or initiated after the Closing Date, to the extent based on an act or omission of Seller or any current or former officer, director, employee, agent or representative of Seller occurring before the Closing Date, whether or not set forth on SCHEDULE 5.10;

               (f) any claims or conditions arising under or relating to Environmental Laws or similar legal requirements attributable or relating to the assets (including, without limitation, the operation thereof) or the business of Seller, including any liability or obligation resulting from Environmental Laws with respect to the Acquired Property arising after the Closing Date resulting from, caused by or related to any act or omission of Seller or any current or former officer, director, employee, agent, representative, tenant or invitee of Seller which occurred prior to the Closing Date;

               (g) any liability arising out of or in connection with Seller's defective performance of any Contract , the HOME Agreement or any express or implied warranty with respect to performance of any Contract or the HOME Agreement prior to the Closing Date;

               (h) any expenses of Seller incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including Seller's attorneys' fees, that are not Prepaid Closing Expenses; and

               (i) any liability or obligation under or in connection with or related to the Excluded Assets.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents, warrants and agrees to and with Purchaser as follows:

        SECTION 5.1 ORGANIZATION; QUALIFICATION. Seller is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has heretofore delivered to Purchaser true, correct and complete copies of its articles of incorporation and bylaws, each as amended or restated through the date of this Agreement. Seller has all requisite power and authority to own and operate its assets and properties and to carry on its business and the Business as it is now being conducted. Seller is duly licensed or qualified as a foreign entity to do business and is in good standing in all jurisdictions, if any, wherein the character of the properties owned or held by it or the nature of the business transacted by it requires it to be so licensed or qualified. Seller is not currently licensed or qualified to transact business as a foreign entity.

        SECTION 5.2 AUTHORITY; ENFORCEABILITY. Seller has all requisite corporate power and authority to enter into this Agreement. All necessary action on the part of Seller has been taken to authorize the execution and delivery of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Seller at Closing will constitute, on the Closing Date, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 5.3 SUBSIDIARIES. Seller does not have any Subsidiaries, nor does Seller hold any equity interest in or control (directly or indirectly, through the ownership of securities, by contract, by proxy, alone or in combination with others, or otherwise) any corporation, limited liability company, partnership, business organization or other Person.

        SECTION 5.4 CONFLICTING AGREEMENTS AND OTHER MATTERS; CONSENTS. Seller is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or financial condition as of the date hereof. Except as set forth on
SCHEDULE 5.4 hereto, the execution and delivery of this Agreement does not, the fulfillment of or compliance with the terms and provisions hereof will not, and the consummation of the transactions contemplated hereby will not:

               (a) violate or conflict with any provision of, or require any notice, consent, authorization or approval under, the articles of incorporation or bylaws of Seller;

               (b) violate or conflict with any provision of, or require any filing, consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon Seller or to which Seller's assets or properties are subject; or

               (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, deed of trust, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Seller is a party or by which Seller is bound or to which Seller's properties are subject or (ii) any lease, license, contract or other agreement or instrument to which Seller is a party or by which Seller is bound or to which Seller's properties are subject.

        SECTION 5.5   NO DEFAULT; COMPLIANCE WITH LAWS AND REGULATIONS.

        (a) Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan or credit agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which Seller is a party or by which Seller or any of its properties is bound, (ii) any judgment, order or injunction of any court or Governmental Authority or (iii) any other agreement, contract, lease or license.

         (b) To the best knowledge of Seller, Seller is not in violation of any law, regulation, order, judgment or decree of any federal or state court or Governmental Authority applicable to its business or operation.

         (c) Seller holds such licenses, certificates, permits, franchises, consents, waivers, authorizations, approvals and orders of Governmental Authorities as are necessary to carry on its business and the Business as currently conducted. Seller is not in violation of any such license, certificate, permit, franchise, consent, waiver, authorization, approval or order. All such licenses, certificates, permits, franchises, consents, waivers, authorizations, approvals and orders are in full force and effect, and no written or oral notice of suspension, revocation or cancellation thereof has been threatened, and Seller is fully authorized, subject to the approval of the licensing agencies, to assign to Purchaser such licenses, certificates, permits, franchises, consents, waivers, authorizations, approvals and orders.

         SECTION 5.6 FINANCIAL STATEMENTS. Seller has heretofore furnished Purchaser with the following financial statements, identified by the principal financial officer of Seller, as the case may be: (a) the audited balance sheets of Seller as of June 30 in each of the years 1995 and 1996, and the related income and cash flow statements for the fiscal years then ended, and (b) an unaudited balance sheet of Seller as of September 30, 1996 and the related income and cash flow statements for such periods. Such financial statements (including any related schedules and notes) are true, complete and correct, and fairly present the financial position of Seller as of their respective dates and the results of operations of Seller for the periods therein indicated, and were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Except for ordinary and customary liabilities that have arisen in the ordinary course of business of Seller since September 30, 1996, Seller does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not reflected in its financial statements.

         SECTION 5.7 NO UNDISCLOSED LIABILITIES. There is no existing, contingent or threatened liability, obligation, Lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to the Business or has been asserted or threatened to be asserted against Seller, other than liabilities arising after the date of the Balance Sheet in the ordinary course of business consistent with past practice.

         SECTION 5.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE
5.8 hereto, since September 30, 1996 there has not been:

              (a) any material adverse change in the business, financial condition, properties, prospects, net worth or results of operations of Seller;

              (b) any material damage, destruction or loss suffered by Seller, whether covered by insurance or not;

              (c) any change by Seller in tax methods, principles or elections or in accounting methods or principles that would be required to be disclosed under generally accepted accounting principles;

              (d) any sale, lease or other disposition of properties and assets of Seller, other than those in the ordinary course of business consistent with past practices;

              (e) any merger or consolidation of Seller with any other Person or any acquisition by Seller of the stock or business of another Person;

              (f) any borrowing, agreement to borrow funds or guaranty by Seller or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which Seller is bound or by which Seller or any of its properties is bound other than in the ordinary course of business and consistent with past practices;

              (g) any cancellation of debt by Seller or waiver of any claim or right of substantial value to Seller;

              (h) any increase in the compensation payable or to become payable by Seller, other than in the ordinary course of business and consistent with past practices, to the directors, officers or employees of Seller, any increase in benefits or benefit plan costs or any increase in any bonus, insurance, compensation or other benefit plan made for or with or covering any directors, officers or employees of Seller;

              (i) any employment, consulting, severance or indemnification agreement entered into or made by Seller with any of its employees, or any collective bargaining agreement or other obligation to any labor organization incurred or entered into by Seller;

              (j) the creation or imposition of any Lien, other than a Permitted Encumbrance, on any of the Acquisition Assets;

              (k) any reduction in accruals or reserves, except to the extent of related cash payments or other reductions consistent with past practice;

              (l) any write-up or write-down of the value of Seller's assets, except for writeups or write-downs in accordance with generally accepted accounting principles and in the ordinary course of business and consistent with past practice;

              (m) the making of any capital expenditure or commitments therefor in excess of $10,000 in the aggregate;

              (n) any amendment to the articles of incorporation or bylaws of Seller;

              (o) any contract bid for an amount in excess of $10,000; or

              (p) any contract or commitment to do any of the foregoing.

        SECTION 5.9 CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS. SCHEDULE 5.9 hereto sets forth a complete list of the following contracts, agreements, plans and commitments to which Seller is a party or by which Seller or any of its properties is bound as of the date hereof:

              (a) any contract, commitment or agreement that involves aggregate expenditures by Seller of more than $10,000 per year;

              (b) any contract or agreement (including any such contracts or agreements entered into with any Governmental Authority) relating to the maintenance or operation of the Business;

              (c) any indenture, loan agreement or note under which Seller has outstanding indebtedness, obligations or liabilities for borrowed money;

              (d) any lease or sublease for the use or occupancy of real property;

              (e) any agreement that restricts the right of Seller to engage in any type of business;

              (f) any guarantee, direct or indirect, by any Person of any contract, lease or agreement entered into by Seller;

              (g) any partnership, joint venture or construction and operation agreement;

              (h) any agreement of surety, guarantee or indemnification with respect to which Seller is the obligor, outside of the ordinary course of business;

              (i) any contract that requires Seller to pay for goods or services substantially in excess of its estimated needs for such items or the fair market value of such items; and

              (j) any other contract material to the Business.

True, correct and complete copies of each of such contracts, agreements, plans and commitments have been delivered to or made available for inspection by Purchaser. All such contracts, agreements, plans and commitments (i) were duly and validly executed and delivered by Seller and, to the knowledge of Seller, the other parties thereto and (ii) are valid and in full force and effect. Seller has fulfilled all material obligations required of Seller under each such contract, agreement, plan or commitment to have been performed by it prior to the date hereof, including timely paying all interest on its debt, including the First Lien Note and the NationsBank Note, as such interest has become due and payable. Except as set forth on SCHEDULE 5.9, to the best knowledge of Seller, there are no counterclaims or offsets under any of such contracts, agreements, plans and commitments. The assignment of the Dallas County Operating Facility Contract will vest in Purchaser the right to operate the Dallas County Operating Facility under the terms of the Dallas County Operating Facility Contract and to use the Dallas County Operating Facility for such purposes at no cost to Purchaser.

        SECTION 5.10 ACTIONS PENDING. Except as set forth on SCHEDULE 5.10 hereto, there is no action, claim, suit, investigation or proceeding pending or, to the knowledge of Seller, threatened against Seller or involving any properties or rights of Seller by or before any court, arbitrator or Governmental Authority. There is no action, claim, suit, investigation or proceeding pending or, to the knowledge of Seller, threatened against Seller which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby or that might have a Material Adverse Effect on Seller or its assets or property. SCHEDULE 5.10 sets forth a summary description (including the cost to Seller of each such lawsuit (including any settlements or judgments paid by Seller and attorneys' fees incurred by Seller) and the amount, if any, covered by insurance) of all current and prior lawsuits by or against Seller. The HOME Agreement is no longer of any force and effect, and Purchaser shall have no obligations under such agreement.

        SECTION 5.11 ENVIRONMENTAL. To the best knowledge of Seller, Seller has conducted and is conducting its businesses in compliance with all Environmental Laws and none of the operations of Seller is the subject of federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment. Seller has not (and no other Person has) filed any notice under any federal, state or local law indicating that Seller is responsible for the release into the environment or the improper storage of any amount of any Hazardous Substance, or that any such Hazardous Substance has been released or is improperly stored upon any owned, operated or leased property of Seller. Other than as set forth in the Dallas County Office Lease, to the best knowledge of Seller, Seller has no liability or contingent liability in connection with any violation of Environmental Laws or in connection with the release or threatened release into the environment or the improper storage of any Hazardous Substance. All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operations of Seller, including, without limitation, present or past treatment, storage, disposal or release of a Hazardous Substance into the environment, have been duly obtained or filed, and Seller is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations. There has been no release or threatened release of any Hazardous Substances on or to any of the owned, operated or leased properties or assets of Seller that either (a) is not in compliance with Environmental Laws or (b) could create an obligation or liability of Seller under Environmental Laws, and there are no storage tanks or other containers on or under any of the owned, operated or leased properties or assets of Seller from which any Hazardous Substances may be released into the surrounding environment. No claims are pending or threatened by third parties against Seller alleging liability for exposure to a Hazardous Substance and there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or which are in the possession of Seller regarding any facility or property owned, operated or leased by Seller which have not been delivered to Purchaser.

               Notwithstanding the foregoing, to the knowledge of Seller, except as otherwise disclosed to Purchaser in writing, there are no Hazardous Substances now on or previously existing on the Acquired Property, nor are there now or have there every been any above or below ground storage tanks. Purchaser understands that Seller has undertaken no investigation or testing nor made any other effort with regard to determining the existence of Hazardous Substances on the Acquired Property.

               Notwithstanding the foregoing, to the knowledge of Seller, no aspect or condition of the Acquired Property violates any applicable laws, rules, regulations, codes, or covenants, conditions or restrictions, nor does the Acquired Property have any structural or latent defects, nor have any improvements or alterations been made to the Acquired Property without a permit where one was required, nor is there any unfulfilled order directive of any applicable governmental agency or casualty insurance company that any work of investigation remediation, repair, maintenance or improvement required to be performed on the Acquired Property.

        SECTION 5.12 INSURANCE. SCHEDULE 5.12 hereto sets forth a list of all insurance policies owned by Seller by which Seller or any of its properties or assets is covered against present losses, all of which are now in full force and effect. No insurance has been refused with respect to any operations, properties or assets of Seller nor has coverage of any insurance been limited by any insurance carrier that has carried, or received any application for, any such insurance during the last three (3) years. No insurance carrier has denied any claims made against any of the policies listed on SCHEDULE 5.12 hereto.

        SECTION 5.13 TITLE. Seller has good and marketable title to its personal, tangible and intangible properties and assets, including such properties and assets reflected in the Balance Sheet and, except as noted in the financial statements and the notes thereto delivered pursuant to SECTION 5.6 hereof, said properties and assets are not subject to any Lien, other than Permitted Encumbrances. Seller has not received any written notice of any material adverse claim that has not been satisfied with respect to its title to any material Permit, right-of-way, easement or lease on or under which any of its facilities are located. Seller enjoys peaceful and undisturbed possession under all material Permits or leases under which it is operating, and all such Permits and leases are valid, subsisting and in full force and effect.

        SECTION 5.14  REAL ESTATE.

        (a) SCHEDULE 5.14 hereto contains an accurate and complete list of all real property owned in whole or in part by Seller as part of or related to the Business, and includes the name of the record title holder thereof and a list of all indebtedness secured by any Lien thereon. Seller has good and marketable title in fee simple to all the real property owned by it, free and clear of any Lien, except for Permitted Encumbrances and Pre-Closing Permitted Encumbrances. To the knowledge of Seller, none of the buildings, structures or appurtenances (or any equipment therein) located on such real property, nor the operation or maintenance thereof, violates in any respect any restrictive covenant, or encroaches on any property owned by others. No condemnation proceeding is pending or, to the knowledge of Seller, threatened which would preclude or impair in any material respect the use of such property by Seller for the purpose for which it is currently used.

        (b) SCHEDULE 5.14 hereto sets forth a list and summary description (including property location, parties and annual rental payments) of all leases, subleases and other agreements as part of or related to the Business under which Seller is lessor or lessee of, or uses or occupies or allows the use or occupancy of, any real property. All such leases, subleases and other agreements are valid and subsisting and in full force and effect.

        (c) The real and leased property listed on SCHEDULE 5.14 (i) has full and free access to and from highways, streets and roads and there is no proceeding pending or, to the knowledge of Seller, threatened that could result in the termination of or material limitations on such access and (ii) is connected to and serviced by utilities and public services all of which are adequate for the use of the real property listed thereon as the Business is currently conducted. Seller has not experienced during the three (3) years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required in the operation of the Business during such period and no such material interruption is, to the knowledge of Seller, threatened.

        SECTION 5.15 SUPPLIES. The Supplies of Seller are of a quantity and quality that has been normal for Seller in the ordinary course of business of Seller and are owned by Seller free and clear of any Liens. The value of the Supplies have been recorded on the books of Seller in accordance with generally accepted accounting principles.

        SECTION 5.16 ACCOUNTS RECEIVABLE. All accounts receivable reflected on the Balance Sheet represent sales actually made in the ordinary course of business and are fully collectible except as reflected in the reserve for doubtful accounts in the Balance Sheet. The reserve for doubtful accounts reflected in the Balance Sheet has been determined based on Seller's prior accounting and collection practices.

        SECTION 5.17  TAXES.

        (a) Seller has provided Purchaser with true and correct copies of all Tax Returns, if any, of Seller for the past five (5) years.

        (b) Seller has caused to be duly filed in a timely manner with the appropriate Governmental Authorities all Tax Returns required to be filed by or with respect to the Business or the Acquisition Assets and has caused to be paid or deposited all Taxes (including estimated Taxes) required with respect to the periods covered by such Tax Returns or by any taxing authority. All Taxes required to be collected or withheld with respect to the Business or the Acquisition Assets have been duly collected or withheld, and all Taxes with respect to the Business or the Acquisition Assets required under generally accepted accounting principles to be accrued on the financial statements of Seller have been so accrued.

        (c) No liens with respect to Taxes exist, and Seller has no reason to expect that any lien with respect to Taxes will arise, on or with respect to the Business or the Acquisition Assets, except for liens imposed by law and incurred in the ordinary course of business for obligations not yet due. No extension of time is in effect with respect to the date on which any Tax Return is to be filed by or with respect to the Business or the Acquisition Assets. There are no outstanding agreements or waivers extending the period for assessment or collection of any Taxes relating to the ownership or operation of the Business or the Acquisition Assets.

        (d) There is no pending action, proceeding or investigation, and, to the knowledge of Seller, no action, proceeding or investigation has been threatened by any Governmental Authority, for assessment or collection of Taxes with respect to the Business or the Acquisition Assets. No claim for assessment or collection of Taxes has been asserted during the past five (5) years and no actual or proposed assessment has been made with respect to Taxes relating to the ownership or operation of the Business or the Acquisition Assets.

        SECTION 5.18  EMPLOYEE BENEFIT PLANS.

        (a) Each Plan is listed on SCHEDULE 5.18 hereto. No Plan is or has been
(i) covered by Title IV of ERISA, (ii) subject to the minimum funding requirements of Section 412 of the Code or (iii) a "multi-employer plan" as defined in Section 3(37) of ERISA. Each Plan intended to be qualified under
Section 401(a) of the Code is designated as a tax-qualified plan on SCHEDULE
5.18 and is so qualified.

        (b) Seller has heretofore delivered to Purchaser true and correct copies of the following, if any:

               (i) each Plan listed on SCHEDULE 5.18, all amendments thereto as of the date hereof and all current summary plan descriptions provided to employees regarding the Plans;

               (ii) each trust agreement and annuity contract (or any other funding instruments) pertaining to any of the Plans, including all amendments to such documents to the date hereof;

               (iii) each management or employment contract or contract for personal services and a complete description of any understanding or commitment between Seller and any officer, consultant, director, employee or independent contractor of Seller that is not by its terms terminable at will; and

               (iv) a complete description of each other plan, policy, contract or arrangement providing for bonuses, deferred compensation, retirement payments, profit sharing, incentive pay, commissions, hospitalization or medical expenses or insurance for any officer, consultant, director, annuitant, employee or independent contractor of Seller as such or members of their families (other than directors' and officers' liability policies), whether or not insured (a "BENEFIT PROGRAM").

        (c) To the knowledge of Seller, each Plan and Benefit Program has been maintained and administered in compliance with the terms and requirements of all applicable laws. Seller has no commitment or obligation to establish or adopt any new or additional Plans or to increase the benefits under any existing Plan. Other than for costs of administration, there is no annual cost to Seller related to all Plans.

        SECTION 5.19  EMPLOYEES AND LABOR MATTERS.

        (a) SCHEDULE 5.19 hereto is a complete list of all employees of Seller listing the title or position held, base salary or wage rate and any bonuses, commissions, profit sharing, Seller's vehicles, club memberships or other compensation or perquisites payable, all employee benefits received by such employees and any other material terms of any written agreement with Seller. As of the date of this Agreement and as of the Closing Date, the combined projected annual payroll for fiscal year ending June 30, 1997 of Seller required to operate the Business is not materially different from that as listed on SCHEDULE 5.19, and Seller has not entered into any agreement or agreements pursuant to which the combined annual payroll of Seller, including projected pay increases, overtime and fringe benefit costs, required to operate the Business (including all administrative and support personnel) would be greater than as listed on
SCHEDULE 5.19. SCHEDULE 5.19 also includes a detailed description of all health, dental, life and disability insurance plans of Seller and a description of the cost per employee under each such plan for individual coverage as well as for coverage of such employee's dependents.

        (b) Except as set forth on SCHEDULE 5.19, Seller is not a party to or bound by any written employment agreements or commitments, other than on an at will basis. Seller is in compliance with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wages and hours of its employees and is not engaged in any unfair labor practice. To the knowledge of Seller, all employees of Seller who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of Seller, threatened against Seller with respect to the Business and, during the past five (5) years, Seller has not experienced a work stoppage with respect to the Business.

        (c) Seller is not a party to or bound by the terms of any collective bargaining agreement or other union contract applicable to any employee of Seller and no such agreement or contract has been requested by any employee or group of employees of Seller, nor has there been any discussion with respect thereto by management of Seller with any employees of Seller. Seller is not aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of Seller. There is not currently pending, with regard to any of its facilities, any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of Seller.

        SECTION 5.20 INTELLECTUAL PROPERTY RIGHTS. Except as set forth on
SCHEDULE 5.10, all patents, trademarks (whether registered or not), trade names, corporate names, computer software, copyrights and patent or know-how licenses (wherein Seller is either licensee or licensor) and any other intellectual property of Seller (the "INTELLECTUAL PROPERTY RIGHTS") are lawfully owned, possessed or used by Seller, as the case may be. No past due royalties or other payments subsequent to the Closing Date are or will be required to be paid to any Person who is the licensor under such license agreements as they currently exist, and Seller is not now nor upon consummation of the transactions contemplated hereby will be in default in any obligation with respect to any agreement with others concerning the Intellectual Property Rights. There is no existing or threatened infringement, misuse or misappropriation by others of the Intellectual Property Rights; there is no pending or threatened claim by Seller against others for any such infringement, misuse or misappropriation; and there is no pending judicial proceeding involving any claim, and Seller has not received any notice or claim of any infringement, misuse or misappropriation by Seller of any patent, trademark, trade name, copyright, Intellectual Property Rights license or similar right owned by any third party during the past five (5) years.

        SECTION 5.21 RELATIONSHIPS. Other than BHS Management, the Seller has not received notice from any supplier or from any party to any Contract involving more than $10,000 annually with Seller (each a "CONTRACT PARTY"), during the past two (2) years that such supplier or Contract Party intends to discontinue doing business with Seller, and no supplier or Contract Party during the past two (2) years has indicated any intention (a) to terminate its existing business relationship with Seller or (b) not to continue its business relationship with Seller, whether as a result of the transactions contemplated hereby or otherwise. Seller has not entered into any related party transaction during the past year.

        SECTION 5.22 CERTAIN PAYMENTS. Neither Seller nor any officer, director or employee of Seller has paid or received or caused to be paid or received, directly or indirectly, in connection with the business of Seller (a) any bribe, kickback or other similar payment to or from any domestic or foreign government or agency thereof or any other Person or (b) any contribution to any domestic or foreign political party or candidate (other than from personal funds of such officer, director or employee not reimbursed by Seller or as permitted by applicable law).

        SECTION 5.23 BOOKS AND RECORDS. To the best knowledge of Seller, and for the period subsequent to July 1, 1995, the corporate minute books, and other corporate records of Seller are correct and complete in all material respects and the signatures appearing on all documents contained therein are the true signatures of the person purporting to have signed the same. All actions reflected in said books and records were duly and validly taken in compliance with the laws of the State of Texas and no meeting of the board of directors of Seller or any committee thereof has been held for which minutes have not been prepared and are not contained in the minute books. To the extent that they exist, all personnel files, reports, strategic planning documents, financial forecasts, accounting and tax records and all other records of every type and description that relate to the business of Seller have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with generally accepted accounting principles and applicable laws and regulations. All such books and records are located in the offices of Seller.

        SECTION 5.24 CONDITION AND SUFFICIENCY OF ASSETS. The Improvements and Equipment are structurally sound, are in good operating condition and repair (subject to normal wear and tear) and are adequate for the uses to which they are being put, and Seller is not aware that any of such Improvements or Equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Improvements, Equipment and Motor Vehicles reflected in the Balance Sheet (except any such tangible property disposed of since September 30, 1996 in the ordinary course of business) or acquired since September 30, 1996 by Seller constitute all of the operating assets held for use or used in connection with Seller's business other than those disposed of in the ordinary course of business, and are sufficient for the continued conduct of the Business at the Closing in substantially the same manner as conducted prior to the Closing.

        SECTION 5.25 CERTAIN EXPENSES. The projected costs as determined under generally accepted accounting principles to Seller to operate the Business during the fiscal year 1997 as listed on SCHEDULE 5.25 are reasonable based on historical financial data.

        SECTION 5.26 INMATE BANK ACCOUNTS. SCHEDULE 5.26 lists each of the Inmate Bank Accounts.

        SECTION 5.27 INVESTMENTS. The fair market value of the Investment Management Account as of September 30, 1996 was $1,661,989. The Seller has not transferred any cash on hand into, or used any cash on hand to purchase or make any investments that have been included in, the Investment Management Account since September 30, 1996.

        SECTION 5.28 STUDIES, ETC. Seller has provided all studies, reports, plans, analyses or similar documents (whether prepared by Seller's employees or others) in their possession or control relating to Hazardous Substances and Environmental Laws or relating to the Business, the Dallas County Land, the San Antonio Land and the Dallas County Office Facility and the Improvements.

        SECTION 5.29 DISCLOSURE. To the best knowledge of Seller, there is no fact known to Seller that has specific application to Seller (other than general economic or industry conditions) that would have a Material Adverse Effect that has not been set forth in this Agreement or in the Schedules attached hereto.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants that:

        SECTION 6.1 CORPORATE EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in all jurisdictions wherein the nature of its business or ownership of its assets require such qualification.

        SECTION 6.2 AUTHORITY; NO CONFLICTS. Purchaser has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of Purchaser's charter, bylaws, any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or any law applicable to Purchaser. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser. There is no action, claim, suit, arbitration, investigation or proceeding pending or threatened against Purchaser which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby.

        SECTION 6.3 BINDING AGREEMENT. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Purchaser at Closing will constitute, on the Closing Date, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 6.4 REGULATORY APPROVALS. Except with respect to Purchaser's application for required licenses or permits, no filings or other regulatory approvals are required to be filed or obtained by Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement prior to the consummation of the transactions contemplated herein.


                                   ARTICLE VII

              CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

        SECTION 7.1   EMPLOYEES.

        (a) Purchaser may, but shall not be obligated to, offer employment to any of the employees of the Business. Seller will not solicit, or endeavor to solicit, after the Closing Date any employee or discourage any such person from accepting such employment with Purchaser. Seller has not made any representations or promises, oral or written, to employees of Seller concerning employment by Purchaser.

        (b) Purchaser shall not be responsible for any costs, obligations or liabilities which may result from the termination of employment by Seller of any employee of the Business not retained by Purchaser as of the first payroll day after the Closing; PROVIDED, HOWEVER, that Purchaser shall be responsible for and shall assume all costs, losses or damages in connection with the termination by Purchaser of any employee of the Business who is hired by Purchaser on or after the Closing Date. Purchaser makes no representation with respect to the comparability of Purchaser's employee benefits to those offered by Seller. Purchaser specifically disclaims any obligation to remunerate employees of Seller who, following the Closing Date, will be employed by Purchaser, at levels comparable to the aggregate remuneration provided to such employees while employed by Seller. Prior to the Closing Date, Seller shall have taken all necessary actions to comply with the Worker Adjustment and Retraining Notification Act (the "WARN ACT") to the extent it is subject to the WARN Act, and Purchaser shall not have any disclosure or announcement obligations or any other responsibilities under the WARN Act as a result of the transactions contemplated by this Agreement.

        (c) Seller shall take such actions as it deems appropriate to terminate, modify, alter or amend the existing Benefit Programs with respect to employees of the Business due to the transactions contemplated by this Agreement. Purchaser shall have no obligation to assume, establish or continue any of such Benefit Programs, including, without limitation, any severance plans of Seller. Seller shall provide all employees of the Business terminated by Seller with health insurance continuation in accordance with the provisions of Part 6 of Title 1 of ERISA, if applicable.

        (d) Purchaser shall take all reasonable actions necessary and appropriate to assure that the accrued vacation time and accrued "paid time-off" of the employees of Seller shall be honored or provisions made for the payment thereof to such employees.

        SECTION 7.2   TAXES.

        (a) LIABILITY FOR TAXES. Subject to SECTION 7.2(D) hereof, Seller shall be liable for, and shall indemnify and hold Purchaser and its Affiliates harmless from, (i) all Taxes that are imposed on or incurred by Seller, (ii) all Taxes that are imposed on or incurred with respect to the Acquisition Assets or the Business for any taxable period ending on or before the Closing Date, except to the extent that accruals were made therefor at September 30,1996 and except for the personal property tax on motor vehicles, (iii) a portion, determined as described below, of any Taxes that are imposed on or incurred with respect to the Acquisition Assets or the Business for any taxable period beginning prior to and ending after the Closing Date ("STRADDLE PERIOD") which is allocable to the period ending on or before the Closing Date, but not otherwise, (iv) any Taxes payable as a result of a breach by Seller of any of the representations set forth in SECTION 5.17 hereof, and (v) any attorneys' fees or other costs incurred by Purchaser or its Affiliates in connection with any payment from Seller under this SECTION 7.2(A). The determination of the portion of any Taxes imposed on or incurred with respect to the Acquisition Assets or the Business for a Straddle Period which is allocable to the period ending on or before the Closing Date shall be made, in the case of ad valorem, property or similar Taxes, if any, which are not measured by, or based upon, production, or franchise or capital Taxes which are not measured by, or based upon, net income, by allocating such Taxes on a per diem basis, and, in the case of all other Taxes, by assuming that the period ending on or before the Closing Date constitutes a separate taxable period and by taking into account the actual taxable events occurring during such period.

        (b) TAX RETURNS. Seller shall be responsible for the preparation and filing of any Tax Return relating to the Acquisition Assets or the Business that is originally due on or before the Closing Date. Purchaser shall be liable for the preparation and filing of all other Tax Returns that relate to the Acquisition Assets or the Business.

        (c) RIGHT TO REFUNDS. If Seller, on the one hand, or Purchaser, on the other hand, receives a refund of any Taxes for which the other is liable, then the party receiving such refund shall, within thirty (30) days after its receipt, remit it to the other party.

        (d) TRANSFER TAXES. Seller shall be liable for and pay, and shall indemnify and hold Purchaser harmless from all transfer, sales, use, gross receipts, stamp, value added, excise, or similar Taxes imposed on or relating to the sale or transfer of the Acquisition Assets or the Business.

        SECTION 7.3 CONSENTS. Seller shall procure all consents, novations, approvals or waivers in a form reasonably satisfactory to Purchaser which must be obtained by Seller pursuant to this Agreement or which are necessary to assign the Contracts and transfer any other Acquisition Assets to Purchaser. At the Closing, Purchaser may elect to close the transactions contemplated hereby, notwithstanding the fact that Seller may have failed to obtain consents to the transfer.

        SECTION 7.4   TITLE.

        (a) Unless waived by Purchaser, Purchaser has caused Charter Title Company, as agent for Lawyers Title Insurance Corporation (the "TITLE COMPANY"), to furnish Purchaser a Commitment for Title Insurance (the "COMMITMENT") from the Title Company addressed to Purchaser covering the Dallas County Land and the San Antonio Land and the Improvements, pursuant to which the Title Company shall commit to issue to Purchaser a Texas Owner's Policy of Title Insurance (the "TITLE POLICY") in the form of the Commitment set forth as EXHIBIT D, together with legible copies of all instruments described in the Commitment evidencing defects in, exceptions or objections to or encumbrances upon title to the Dallas County Land, the San Antonio Land or the Improvements.

        (b) Unless waived by Purchaser, Purchaser, at its sole cost and expense, shall have obtained a report of searches made of the Uniform Commercial Code Records of Dallas and Bexar Counties, Texas and the Secretary of State of Texas in the name of Seller (the "UCC SEARCHES"), evidencing any Liens relating thereto granted by Seller.

        (c) Purchaser shall have fifteen business days following receipt of the Commitment and UCC Searches provided for in this SECTION 7.4 and the Survey provided for in SECTION 7.5 hereof to deliver to Seller its written objections to any matters reflected in Schedule B of the Commitment. Any such matters which are not objected to by Purchaser within said fifteen business days shall all be considered Permitted Encumbrances. Seller shall in good faith diligently work to have the title and survey exceptions raised by Purchaser, other than the Permitted Encumbrances, cured or removed to the reasonable satisfaction of Purchaser by the Closing Date after Purchaser notifies Seller in writing of such exceptions or objections. If Seller fails to cure or satisfy such objections for any reason within such time period, Purchaser may either (i) accept conveyance of title to the Acquired Property and the Improvements subject to such uncured matters and proceed with the Closing contemplated herein (in which event all such matters shall be deemed Permitted Encumbrances), or (ii) give written notice to Seller electing to terminate this Agreement pursuant to ARTICLE X hereof.

        SECTION 7.5 SURVEY. Seller, at its sole cost and expense, has caused a survey (the "SURVEY") of the San Antonio Land to be made by a licensed surveyor. The Survey shall be acceptable to Purchaser and the Title Company and shall contain a certification in favor of Purchaser and the Title Company that the Survey is correct and accurate and that the San Antonio Land is free of encroachments, except as shown, the form and content of which certification shall be approved by the Purchaser and the Title Company. For purposes of the description of the land to be included in the deeds to be delivered pursuant to
SECTION 9.1(E) hereof, the description prepared by the surveyor shall control any conflicts or inconsistencies with the descriptions of the San Antonio Land on EXHIBIT B hereto, and such description shall be deemed to be incorporated into this Agreement upon its completion and approval by Purchaser.

        SECTION 7.6 ENVIRONMENTAL REPORTS. Prior to Closing, Purchaser, at its sole cost and expense, may obtain a Phase I environmental assessment ("PHASE I") of the Acquired Property by a certified environmental professional chosen by Purchaser. The certified environmental professional shall be permitted to inspect the Acquired Property and to perform such tests as he or she deems necessary thereon. If the Phase I indicates that remediation of the Acquired Property might be required, Seller, at its sole cost and expense, shall promptly obtain any additional environmental assessments necessary to estimate the scope, cost and time requirements of remediation, and, in the meantime, if necessary, the Closing shall be postponed. If the estimated cost of the remediation exceeds $75,000, or if the estimated time required to perform the remediation exceeds ninety (90) days from the date such remediation is commenced, either Seller or Purchaser may elect to terminate this Agreement pursuant to ARTICLE X hereof. If the estimated cost of remediation is less than $75,000 and the estimated time for remediation is less than ninety (90) days, or if the estimated cost of remediation and the time for completion is greater than $75,000 and ninety (90) days, respectively, but neither Seller nor Purchaser elects to terminate this Agreement, Seller shall promptly commence the remediation and, in the meantime, if necessary, the Closing shall be further postponed. If, during the process of the remediation, it reasonably appears that the cost of remediation will exceed the greater of $75,000 or the original estimate, either Seller or Purchaser may elect to terminate this Agreement pursuant to ARTICLE X hereof. If, during the process of remediation, it appears that the time required to complete the remediation will exceed ninety (90) days or, if greater, the number of days originally estimated, either Seller or Purchaser may elect to terminate this Agreement pursuant to ARTICLE X hereof. Notwithstanding the foregoing, Seller shall have no right to terminate this Agreement pursuant to ARTICLE X hereof if Seller has not used its Best Efforts to keep the costs of remediation below $75,000 and the time for completion of the remediation to less than ninety (90) days.

        SECTION 7.7 FURTHER ASSURANCES. Seller and Purchaser shall execute and deliver to the other, at the Closing or thereafter, any other instrument which may be requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Acquisition Assets identified after the Closing or to obtain any consents or licenses necessary for Purchaser to operate the Business.

        SECTION 7.8 MAIL RECEIVED AFTER CLOSING. Following the Closing, Purchaser may receive and open all mail addressed to Seller at the Business Property and, to the extent that such mail and the contents thereof relate to the Business or the Acquisition Assets, deal with the contents thereof in its discretion. Purchaser shall notify Seller of (and provide Seller copies of the relevant portions of) any mail that obliges Seller to take any action or indicates that action may be taken against Seller. To the extent that such mail and the contents thereof do not relate to the Business or the Acquisition Assets, such mail and the contents thereof shall be promptly forwarded to Seller at the Law Office of Richard M. Anderson, 211 West Austin Street, Marshall, Texas 75670, or at such other address as may be designated by Seller.

        SECTION 7.9 UNCOLLECTIBLE ACCOUNTS RECEIVABLE. Seller will indemnify Purchaser for the full amount of any accounts receivable included in the Acquisition Assets that Purchaser, using its Best Efforts, is unable to collect within 180 days after the end of the month during which such accounts receivable were accrued ("UNCOLLECTIBLE ACCOUNTS RECEIVABLE"). Seller shall pay Purchaser pursuant to Seller's obligations under this SECTION 7.9 within ten (10) business days after written notice from Purchaser of the amount Seller owes Purchaser pursuant to this SECTION 7.9. After receipt of payment from Seller for the full amount for any Uncollectible Accounts Receivable, Purchaser shall assign the rights and interests to such Uncollectible Accounts Receivable to Seller.

        SECTION 7.10 BILLS AND PAYMENTS RECEIVED AFTER CLOSING. Purchaser shall promptly send Seller any bills or other notices that payment is due that Purchaser receives after Closing related to obligations of Seller not assumed by Purchaser under this Agreement, and Seller shall timely pay such bills or other debts on or before the date that such bills are due. Seller shall promptly send Purchaser any bills or other notices that payment is due that Seller receives after Closing related to obligations of Seller expressly assumed by Purchaser under this Agreement, and Purchaser shall timely pay such bills or other debts on or before the date that such bills are due. Seller and Purchaser shall each promptly send to the other any payments received by them after Closing that is an asset of the other.

        SECTION 7.11 LOSS DUE TO CONDEMNATION. In the event of a condemnation proceeding commenced on or before the Closing Date with respect to all or any material portion of the Business Property or the Improvements, Purchaser may, upon written notice to Seller given within ten (10) days of receipt of notice of such event, terminate this Agreement pursuant to ARTICLE X of this Agreement. In the event that Purchaser does not elect to terminate, then this Agreement shall remain in full force and effect, and the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that Seller shall assign to Purchaser at Closing all of Seller's rights and interests in and to any condemnation awards which have been paid or are or become payable to Seller.

        SECTION 7.12 LOSS DUE TO CASUALTY. In the event of a Substantial Loss or Damage (defined below) to any of Business Properties or the Improvements by fire or other casualty prior to the Closing Date, Purchaser may, upon written notice to Seller within ten (10) days of receipt of notice of such event, terminate this Agreement pursuant to ARTICLE X of this Agreement. In the event that Purchaser does not elect to terminate, then this Agreement shall remain in full force and effect, and the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that Seller shall assign to Purchaser at Closing all of Seller's rights and interests in and to any insurance proceeds which have been or are or become payable to Seller as a result of such damage or loss, less reasonable costs and attorneys fees of Seller in connection therewith. "SUBSTANTIAL LOSS OR DAMAGE" shall mean a loss or damage of 20% or more of the square footage of the Improvements or material damage to any of Business Properties. In the event of a loss or damage arising prior to the Closing Date that constitutes less than a Substantial Loss or Damage by fire or other casualty, Purchaser shall not have the right to terminate this Agreement pursuant to this SECTION 7.12; HOWEVER, Seller shall assign to Purchaser at Closing all of Seller's rights and interests in and to any insurance proceeds which have been or are or become payable to Seller as a result of such damage or loss.

                                  ARTICLE VIII

                                    COVENANTS

        SECTION 8.1 SELLER'S COVENANTS. Seller covenants and agrees with Purchaser as follows:

               (a) CONDUCT OF BUSINESS. Except as permitted hereunder or contemplated hereby or as consented to in writing by Purchaser, through the Closing Date Seller will (i) conduct the Business in the usual and ordinary course thereof, including, without limitation, the making of proposals, quotations, bids and solicitations, and the entering into of contracts for the purchase of products and purchase and sale of services; (ii) communicate regularly with Purchaser and keep Purchaser closely advised of any material developments relating to the Business;
        (iii) permit Purchaser to have reasonable access to the Business Property and to review and copy the books and records of the Business;
        (iv) maintain and preserve the assets of Seller in customary repair, order and condition, reasonable wear and tear and loss by fire and casualty (which loss shall be governed by SECTION 7.12 hereof) excepted, and proceed with any improvements in progress at the Improvements associated with the Business; (v) use its Best Efforts to preserve Seller's business organization intact, to retain the services of Seller's officers and employees and to preserve Seller's relationships with its suppliers and all Governmental Authorities with which Seller has engaged in business related to the Business; (vi) use its Best Efforts to cause all of the representations and warranties in ARTICLE V hereof to continue to be true and correct; (vii) continue to purchase inventories, supplies and similar items in the ordinary course through the Closing Date; and (viii) not make new commitments for an annual value greater than $10,000, without the prior written consent of Purchaser.

               (b) MAINTENANCE OF INSURANCE. Seller will (i) maintain or cause to be maintained the insurance policies or risk retention programs (or policies or programs of substantially the same nature) of Seller in full force and effect at all times until the Closing Date and (ii) assign to Purchaser rights accruing under such policies, programs or coverage (including self-insurance or any insurance reserves) from and after the Closing with respect to incidents occurring prior to the Closing.

               (c) INFORMATION AND ACCESS. Seller will afford representatives of Purchaser reasonable access during normal business hours to its offices, personnel, Improvements, equipment and records, for the purpose of conducting an investigation thereof. Seller will furnish to Purchaser such additional financial and operating data and other information as Purchaser may reasonably request; PROVIDED, HOWEVER, that the confidentiality of any data or information so acquired shall be maintained by Purchaser and its representatives in accordance with
        SECTION 8.2(A) hereof. Purchaser will be responsible for all reproduction or copying costs as well as any overtime incurred in connection with any such investigation

               (d) BEST EFFORTS. Seller will use its Best Efforts to obtain the satisfaction of the conditions to Closing set forth in SECTION 9.1 hereof.

               (e) PUBLIC ANNOUNCEMENTS AND DISCLOSURE OF COMPANY INFORMATION. Subject to applicable law, at all times until the Closing, Seller will promptly advise, and obtain the approval of, Purchaser before (i) issuing, or permitting any of Seller's directors, officers to issue, any press release with respect to this Agreement or the transactions contemplated hereby or (ii) disclosing, or permitting any of Seller's directors, officers, employees, representatives or agents to disclose, to any Person (other than Seller or Purchaser or their respective directors, officers, employees, representatives or agents) nonpublic information regarding Purchaser.

               (f) OTHER OFFERS. Except in connection with the transactions contemplated by this Agreement, from and after the date hereof, Seller shall not, and shall not knowingly permit any of its officers, directors, employees, Affiliates, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, a merger or business combination involving Seller or the acquisition of an equity interest in, or a substantial portion of the assets of, Seller or (ii) engage in negotiations with or disclose any nonpublic information relating to Seller, or afford access to the properties, books or records of Seller, to any Person.

               (g) NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Purchaser of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure by Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, that the delivery of any notice pursuant to this SECTION 8.1(G) shall not limit or otherwise affect the remedies available hereunder to Purchaser.

        SECTION 8.2 PURCHASER'S COVENANTS. Purchaser covenants and agrees with Seller as follows:

               (a) PUBLIC ANNOUNCEMENTS AND DISCLOSURE OF COMPANY INFORMATION. Subject to applicable law, at all times until the Closing, Purchaser will promptly advise, and obtain the approval of, Seller before (i) issuing, or permitting any of Purchaser's directors, officers, employees, representatives or agents to issue, any press release with respect to this Agreement or the transactions contemplated hereby or
        (ii) disclosing, or permitting any of Purchaser's directors, officers, employees, representatives or agents to disclose, to any Person (other than Purchaser or Seller or their respective directors, officers, employees, representatives or agents) nonpublic information regarding Seller.

               (b) BEST EFFORTS. Purchaser will use its Best Efforts to cause the representations and warranties contained in ARTICLE VI hereof to continue to be true and correct through the Closing Date and to obtain the satisfaction of the conditions to Closing set forth in SECTION 9.2 hereof.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

        SECTION 9.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated herein are subject, at the option of Purchaser, to satisfaction or waiver of the following conditions:

               (a) COMPLIANCE. Seller shall have complied with their covenants and agreements contained herein, and the representations and warranties contained in ARTICLE V hereof shall be true and correct on the date hereof and as of the Closing Date.

               (b) OFFICER'S CERTIFICATE. Purchaser shall have received a certificate, substantially in the form of EXHIBIT E hereof, dated the Closing Date, of an executive officer of Seller certifying as to the matters specified in SECTION 9.1(A) hereof.

               (c) SELLER'S RESOLUTIONS. Seller shall deliver to Purchaser certified copies of resolutions duly adopted by the board of directors of Seller, authorizing and approving the execution and delivery of this Agreement, including the exhibits and schedules hereto, and the consummation of the transactions contemplated herein.

               (d) NONCANCELLATION OF OPERATING CONTRACTS. No operating contracts of Seller listed on SCHEDULE 3.1(I) hereto shall have been canceled or adversely affected, in any material respect, as the case may be, prior to Closing.

               (e) TRANSFER DOCUMENTS. Seller shall execute and deliver to Purchaser such bills of sale and other instruments of sale, transfer, conveyance, assignment and delivery covering the Acquisition Assets or any part thereof, executed by Seller or other appropriate parties, as Purchaser may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to Purchaser of the Acquisition Assets free and clear of any rights and claims of third parties (other than Permitted Encumbrances) no later than the open of business on the Closing Date, including, but not limited to, the following:

                      (i) a general warranty deed (the "DALLAS COUNTY LAND
               DEED"), substantially in the form of EXHIBIT F hereto and acceptable to Purchaser, duly executed by Seller, or its duly authorized agent, duly acknowledged and in form for recording, conveying to Purchaser good and marketable fee simple title to the Dallas County Land and Improvements thereon and all of Seller's right, title and interest in and to the Appurtenances related thereto free and clear of all liens, encumbrances, covenants, conditions, restrictions, rights-of-way, easements and other matters affecting the title to the Dallas County Land and Improvements thereon except for the Permitted Encumbrances.

                      (ii) a general warranty deed (the "SAN ANTONIO LAND
               DEED"), substantially in the form of EXHIBIT G hereto and acceptable to Purchaser, duly executed by Seller, or its duly authorized agent, duly acknowledged and in form for recording, conveying to Purchaser good and marketable fee simple title to the San Antonio Land and Improvements thereon and all of Seller's right, title and interest in and to the Appurtenances related thereto, free and clear of all liens, encumbrances, covenants, conditions, restrictions, rights-of-way, easements and other matters affecting the title to the San Antonio Land and Improvements thereon except for the Permitted Encumbrances.

                      (iii) a general assignment (the "DALLAS COUNTY OFFICE
               FACILITY LEASE ASSIGNMENT"), substantially in the form of EXHIBIT H hereto and acceptable to Purchaser, duly executed by Seller, or its duly authorized agent, duly acknowledged and in form for recording, conveying to Purchaser all of Seller's right, title and interest in and to the Dallas County Office Facility lease, free and clear of all liens, encumbrances, covenants, conditions, restrictions, rights-of-way, easements and other matters affecting the title to the Dallas County Office Facility Lease except for the Permitted Encumbrances and vesting in Purchaser exclusive possession of Dallas County Office Facility for a term of not less than two (2) years effective as of October 1, 1996.

                      (iv) the standard form of Texas Owner's Policy of Title
               Insurance as set forth on EXHIBIT D issued by the Title Company, at the sole cost and expense of Purchaser, insuring good and marketable fee simple title to the Dallas County Land and the San Antonio Land and the Improvements, subject only to the Permitted Encumbrances with such endorsements and/or deletions thereto as are set forth on EXHIBIT D hereto, or as otherwise acceptable to Purchaser.

                      (v) a bill of sale, general assignment and conveyance by
               Seller transferring to Purchaser good and marketable title to all of the Acquisition Assets, substantially in the form of EXHIBIT I hereto.

                      (vi) all documents reasonably required for the assignment
               of Seller's rights under all registrations, permits and licenses (to the extent permitted by law), equipment or motor vehicle leasing agreements, motor vehicle and rolling stock titles, rights under sales and/or purchase orders and of Seller's rights under all other Contracts (including the operating contracts of Seller listed on SCHEDULE 3.1(I) hereto) constituting a part of the Acquisition Assets.

                      (vii) originals of all of the contracts, agreements,
               commitments, books, records, files and other data that (x) are included in the Acquisition Assets or (y) relate to or affect the Acquisition Assets and are reasonably necessary for the continued conduct of the Business.

                      (viii) such other instruments of transfer and assignment
               in respect of the Acquisition Assets as Purchaser shall reasonably require and as shall be consistent with the terms and provisions of this Agreement.

               Prior to the Closing Date, Seller will take such reasonable steps as may be requisite or appropriate so that no later than the close of Business on the Closing Date, Purchaser will be in actual ownership and control of all of the Acquisition Assets.

               (f) ABSENCE OF MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred since the date hereof.

               (g) CORRECTIONAL FACILITY PERMITS. Purchaser shall have obtained or received a transfer of all required permits or licenses allowing Purchaser to operate the Business at the Transitional Living Facility, the Dallas County Operating Facility and the Dallas County Office Facility under the requirements of any applicable Governmental Authority, or a letter from the appropriate Governmental Authority satisfactory to Purchaser regarding the issuance of such required permits to Purchaser subsequent to Closing.

               (h) ENVIRONMENTAL REVIEW AND REMEDIATION. Purchaser shall have received a current Phase I environmental review, either provided by Seller from any previous reviews, or a new review prepared at Purchaser's expense, with respect to the Dallas County Land, the San Antonio Land and the Dallas County Office Facility and such survey shall not have raised any questions as to the accuracy of Seller's representations and warranties in SECTION 5.11 hereof; and any remediation suggested by the environmental studies performed pursuant to
        SECTION 7.6 hereof with respect to the Acquired Property and the Improvements has been completed to the reasonable satisfaction of Purchaser.

               (i) ORDERS, ETC. No action, suit or proceeding shall have been commenced or shall be pending or, to the knowledge of Seller, threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably may be expected to (i) prohibit Purchaser's ownership or operation of all or a material portion of the Business or the Acquisition Assets, or compel Purchaser to dispose of or hold separate all or a material portion of Purchaser's or Seller's business or assets, as a result of the transactions contemplated by this Agreement or (ii) prohibit consummation of the transactions contemplated by this Agreement.

               (j) REMOVAL OF LIENS. Seller shall have caused any and all Liens on the Acquisition Assets, other than Permitted Encumbrances, to be released and shall have provided Purchaser with documentary evidence to such effect.

               (k)    ADDITIONAL REAL PROPERTY MATTERS.

                      (i) Purchaser shall have timely received the Title
               Commitment, the Survey, and each of those items described in
               SECTION 7.4 hereof and any objections of Purchaser thereto shall have been waived pursuant to such Section;

                      (ii) There shall be no unpaid ad valorem taxes or
               assessments levied or assessed against the Acquired Property for five (5) years prior to the year in which

               Closing occurs. If the Acquired Property, or any part thereof, shall be or shall have been affected by any such assessments for five (5) years prior to the year of Closing, which are or may become payable in installments, then for the purposes of this Agreement all the installments of any such assessment whether due or payable prior to or after the date of Closing shall be paid and discharged by Seller at the Closing and Purchaser shall take title free of the lien of all the unpaid installments of any such assessment.

               (l) CONSENTS. All consents and approvals required in connection with (i) the execution, delivery and performance of this Agreement and
        (ii) the assignment of all agreements necessary for Purchaser to conduct the Business as it is currently being conducted by Seller, including, without limitation, those consents listed on SCHEDULE 5.4 hereto, shall have been obtained.

               (m) OTHER DOCUMENTS; VERIFICATION BY INDEPENDENT AUDITOR. Seller shall have delivered to Purchaser such other documents, instruments and certificates as may be reasonably requested by Purchaser. Purchaser, at its sole cost and expense, shall have the right to have an independent public auditing firm verify the accuracy of Seller's representations and warranties which relate the financial condition of the Business.

               (n) REVENUES. Purchaser shall have received satisfaction reasonable to Purchaser that Seller's projected revenues (including other income) listed on SCHEDULE 9.1(N) are supported by appropriate contracted funding from the relevant governmental agencies.

               (o) RECEIVABLES CURRENT. All receivables relating to the operation of the Transitional Living Facility shall have been brought current (i.e., all receivables over one hundred eighty (180) days old shall have been paid to Seller.)

        SECTION 9.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated herein are subject, at the option of Seller, to satisfaction of the following conditions:

               (a) COMPLIANCE. Purchaser shall have complied with its covenants and agreements contained herein, and the representations and warranties contained in ARTICLE VI hereof shall be true and correct in all respects on the date hereof and as of the Closing Date.

               (b) OFFICER'S CERTIFICATE. Seller shall have received a certificate, substantially in the form of EXHIBIT J hereof, dated the Closing Date, of an executive officer of Purchaser certifying as to the matters specified in SECTION 9.2(A) hereof.

               (c) PURCHASER'S RESOLUTIONS. Purchaser shall deliver to Seller certified copies of resolutions duly adopted by the board of directors of Purchaser authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

               (d) ORDERS, ETC. No action, suit or proceeding shall have been commenced or shall be pending or, to the actual knowledge of the officers and directors of Purchaser, threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably may be expected to
        (i) prohibit Purchaser's ownership or operation of all or a material portion of the Business or the Acquisition Assets, or compel Purchaser to dispose of or hold separate all or a material portion of Seller's business or assets, as a result of the transactions contemplated by this Agreement or (ii) prohibit consummation of the transactions contemplated by this Agreement.


                                    ARTICLE X

                                   TERMINATION

        SECTION 10.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

               (a)    by the mutual written agreement of Seller and Purchaser;

               (b) by Purchaser by written notice thereof to Seller if any of the conditions set forth in SECTION 9.1 hereof shall have become incapable of fulfillment by or before the Closing Date, and shall not have been waived by Purchaser;

               (c) by Seller by written notice thereof to Purchaser if any of the conditions set forth in SECTION 9.2 hereof shall have become incapable of fulfillment by or before the Closing Date, and shall not have been waived by Seller;

               (d) by Purchaser, as set forth in SECTIONS 7.4, 7.11 and 7.12 hereof;

               (e) by Purchaser or Seller, as set forth in SECTION 7.6 hereof;

               (f) by Seller or Purchaser by written notice thereof to the other if the transactions contemplated hereby shall not have been consummated by February 28, 1997 (or such later date as shall apply pursuant to SECTION 3.3(B) hereof), or such other date, if any, as Seller and Purchaser shall agree upon in writing; or

               (g) by Seller or Purchaser by written notice thereof to the other if the consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction enjoining, restraining or otherwise preventing, or awarding substantial damages in connection with, or imposing a material adverse condition upon, the consummation of this Agreement or the transactions contemplated hereby;

PROVIDED, HOWEVER, that a party shall not be allowed to exercise any right of termination pursuant to this SECTION 10.1 if the event giving rise to such termination right shall be due to the negligent or willful failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

        SECTION 10.2 EFFECT OF TERMINATION. The following provisions shall apply in the event of a termination of this Agreement:

               (a) Subject to subsections (b) and (c) of this SECTION 10.2, if this Agreement is terminated by Seller or by Purchaser as permitted under SECTION 10.1 hereof, such termination shall be without liability to any party to this Agreement or any stockholder, director, officer, employee, agent or representative of such party; PROVIDED, that if this Agreement is terminated by Seller or Purchaser as permitted by SECTION 10.1, unless the event giving rise to such termination right shall be due to the negligent or willful failure of Purchaser, Seller shall refund the Option Fee to Purchaser promptly after such termination of this Agreement;

               (b) If this Agreement is terminated as a result of the negligent or willful failure of Purchaser to perform its obligations hereunder, Purchaser shall forfeit the Option Fee to Seller as full payment for damages for such negligent or willful failure. The parties hereto acknowledge and agree that the actual damages that Seller might sustain by reason of such negligent or willful failure of Purchaser to perform its obligations hereunder are uncertain and would be difficult, if not impossible, to ascertain, and that the Option Fee would be reasonable compensation for any such negligent or willful failure;

               (c) If this Agreement is terminated as a result of the negligent or willful failure of Seller to perform its obligations hereunder, Seller shall promptly refund to Purchaser the Option Fee. The parties hereto acknowledge and agree that Purchaser, as a result of the actual damages Purchaser would sustain by reason of such negligent or willful failure of Seller to perform its obligations hereunder, could not be made whole by monetary damages, and it is accordingly agreed that Purchaser shall have the right to elect to enforce specific performance under this Agreement as Purchaser's sole and exclusive remedy and Seller waives the defense in any such action for specific performance that a remedy at law would be adequate; and

               (d) The parties hereto hereby agree that the provisions of SECTIONS 10.2, 13.1, 13.3, 13.5 and 13.7 hereof and ARTICLE XI hereof shall survive any termination of this Agreement.

                                   ARTICLE XI

                                 INDEMNIFICATION

        SECTION 11.1 SELLER'S INDEMNITY OBLIGATIONS. Seller shall indemnify and hold harmless Purchaser and Purchaser's officers, directors, stockholders, employees, agents, representatives and Affiliates (each a "PURCHASER INDEMNIFIED PARTY") from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, actual damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) ("INDEMNIFIED AMOUNTS") incurred by a Purchaser Indemnified Party as a result of
(a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Seller in this Agreement or any certificate or instrument delivered in connection with this Agreement, (b) any violation or breach by Seller of or default by Seller under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement, (c) except for liabilities and obligations expressly assumed by Purchaser pursuant to this Agreement arising prior to the Closing Date, any act or omission by Seller or any officer, director, employee, agent or representative of Seller, occurring on or prior to the Closing Date with respect to the Business or the Acquisition Assets (including any claim by a third party, including employees and Inmates, arising out of or related to any act or omission by Seller or any officer, director, employee, agent or representative of Seller occurring on or prior to the Closing Date with respect to the Business or Acquisition Assets), or (d) any liabilities or obligations of Seller or any officer, director, employee, agent or representative of Seller not expressly assumed by Purchaser pursuant to this Agreement.

        SECTION 11.2 PURCHASER'S INDEMNITY OBLIGATIONS. Purchaser shall indemnify and hold harmless Seller and Seller's officers, directors, employees, agents, representatives and Affiliates (each a "SELLER INDEMNIFIED PARTY") from and against any and all Indemnified Amounts incurred by a Seller Indemnified Party as a result of (a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Purchaser in this Agreement or any certificate or instrument delivered in connection with this Agreement, (b) any violation or breach by Purchaser of or default by Purchaser under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement, (c) except for liabilities and obligations retained by Seller pursuant to this Agreement, any act or omission by Purchaser or any officer, director, employee, agent or representative of Purchaser occurring after Closing Date with respect to the Business or the Acquisition Assets (including any claim by a third party, including employees and Inmates, arising out of any act or omission by Purchaser or any officer, director, employee, agent or representative of Purchaser occurring after Closing Date with respect to the Business or the Acquisition Assets), or (d) any liabilities or obligations of Seller expressly assumed by Purchaser pursuant to this Agreement.

        SECTION 11.3 INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

        (a) A party claiming indemnification under this Agreement (an "INDEMNIFIED PARTY") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of any third-party claim or claims asserted against the Indemnified Party

("THIRD PARTY CLAIM") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("CLAIM NOTICE") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

               Within 30 days after receipt of any Claim Notice (the "ELECTION PERIOD"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

               If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense (if the Indemnified Party is entitled to indemnification hereunder), such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this SECTION 11.3(A). The Indemnifying Party shall have full control of such defense and proceedings. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is materially prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Part shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. Except as otherwise provided herein, the Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this SECTION 11.3 and shall bear its own costs and expenses with respect to such participation.

               If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this SECTION 11.3, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

               Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this ARTICLE XI and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this SECTION
11.3 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation.

               The Indemnifying Party shall not settle or compromise any Third Party Claim unless (i) the terms of such compromise or settlement require no more than the payment of money (I.E., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party, and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such Third Party Claim and any claimed lability of the Indemnified Party with respect thereto is being fully satisfied by reason of such compromise or settlement and that the Indemnified Party is being released from any and all obligations or liabilities it may have with respect thereto. The Indemnified Party shall not settle or admit liability to any Third Party Claim without the prior written consent of the Indemnifying Party unless (x) the Indemnifying Party has disputed its potential liability to the Indemnified Party, and such dispute either has not been resolved or has been resolved in favor of the Indemnifying Party or (y) the Indemnifying Party has failed to respond to the Indemnified Party's Claim Notice.

        (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "INDEMNITY NOTICE") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

        SECTION 11.4 DETERMINATION OF INDEMNIFIED AMOUNTS. The Indemnified Amounts payable by an Indemnifying Party hereunder shall be determined (i) by the written agreement of the parties, (ii) by binding arbitration pursuant to
SECTION 13.7 hereof, (iii) by a final judgment or decree of any court of competent jurisdiction, or (iv) by any other means agreed to in writing by the parties. A judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been fully determined. The Indemnified Party shall have the burden of proving the Indemnified Amounts suffered by the Indemnified Party.

        SECTION 11.5 ESCROW. Seller and Purchaser expressly acknowledge that the indemnification obligations of Seller and Purchaser and the payment of Indemnified Amounts pursuant to this ARTICLE XI shall not be limited to or by the Escrowed Purchase Price or the terms of the Escrow Agreement.

                                   ARTICLE XII

                            COVENANTS NOT TO COMPETE

        SECTION 12.1 SELLER'S COVENANTS NOT TO COMPETE. Except as otherwise consented to or approved in writing by Purchaser, neither Seller nor any officer or director of Seller will (i) at any time for a period of five (5) years following the Closing Date, directly or indirectly, acting alone or as a member of a partnership, as a shareholder of any security, as an agent, owner in full or in part, advisor, consultant to or representative of, any Person:

               (a) engage in any business in competition with the Business or any other business operation of Purchaser in the adult or juvenile prison, substance abuse/chemical dependency or halfway-house construction or management field in the State of Texas; or

               (b) request any present or future customer or supplier of the Business to curtail or cancel its business with Purchaser in respect to the Business; or

               (c) unless otherwise required by law, disclose to any person, firm or corporation any details of organization or business affairs of the Business, any names of past or present customers of Seller or any other nonpublic information concerning the Business; or

               (d) induce or attempt to influence any employee of Purchaser engaged in the conduct of the Business to terminate his or her employment; or

(ii) at any time following the date hereof, disclose to any person, firm or corporation any trade, technical or technological secrets used by the Business or any other knowledge or information of a confidential nature (which knowledge and information is not otherwise in the public domain) with respect to the Business.

        Seller acknowledges that this covenant not to compete is being provided as an inducement to Purchaser to acquire the Acquisition Assets and that this
ARTICLE XII contains reasonable limitations as to time, geographical area and scope of activity to be restrained and no broader than necessary to protect legitimate business interests of Purchaser directly or indirectly associated with the transactions pursuant to this Agreement. Seller acknowledges that, in the event the scope of the covenants set forth in this ARTICLE XII is deemed to be too broad in any court proceeding, the court may reduce such scope to that which it deems reasonable under the circumstances. The parties hereto agree and acknowledge that Purchaser does not have any adequate remedy at law for the breach or threatened breach by Seller or any of its officers or directors of the covenants and agreements set forth in this ARTICLE XII and, accordingly, Seller and its officers and directors further agree that Purchaser may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin Seller or any of its officers or directors from such breach or threatened breach and consent to the issuance of injunctive relief hereunder. If Seller or any of its officers or directors is found to have violated this
ARTICLE XII, then the party having been found to have violated this ARTICLE XII shall pay all costs and reasonable attorneys' fees incurred by Purchaser to enforce its rights under this ARTICLE XII. In the event that any officer or director is not found to have violated this ARTICLE XII, then the Purchaser shall pay all costs and reasonable attorney's fees incurred by the officer or director in connection with the defense of such claims by Purchaser.

                                  ARTICLE XIII

                                  MISCELLANEOUS

        SECTION 13.1 COMMISSIONS. Seller represents and warrants that it has done nothing to create any liability for the payment of any commission or compensation in the nature of a finder's fee or similar fee to any broker or any other Person in connection with this Agreement and the transactions contemplated hereby. Seller shall indemnify and hold Purchaser harmless from and against any and all claims for finders' fees, brokers' commissions or similar fees made by any party as a result of this Agreement and the transactions contemplated hereunder to the extent that any such commission or fee was incurred, or alleged to have been incurred, by, through or under Seller. Purchaser shall indemnify and hold Seller harmless from and against any and all claims for finders' fees, brokers' commissions or similar fees made by any party as a result of this Agreement and transactions contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Purchaser.

        SECTION 13.2 SURVIVAL. The representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for a period of eighteen (18) months following the Closing Date, but shall thereafter terminate and be of no further force or effect; PROVIDED, HOWEVER, that in the case of all representations and warranties, there shall be no such termination with respect to any such representation or warranty as to which a bona fide claim has been asserted by written notice of such claim delivered to the party or parties making such representation or warranty prior to the expiration of the survival period; PROVIDED, FURTHER, that the representations and warranties set forth in SECTIONS 5.2, and 5.13 hereof shall survive the Closing indefinitely and SECTION
5.17 shall survive the Closing for the statutory survival period; and, PROVIDED, FURTHER, that the representations and warranties set forth in SECTIONS 5.19(A) and 5.25 shall expire on the Closing Date.

        SECTION 13.3 EXPENSES. Except as otherwise expressly provided herein, each party shall bear its own respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including its own consultant's fees, attorneys' fees, investment banking and loan fees and other similar costs and expenses. All Prepaid Closing Expenses of Seller will be deducted from the purchase price paid by Seller pursuant to SECTION 3.3(A) hereof and all closing expenses of Seller that have not been paid by Seller prior to the Closing Date will be paid separately by Seller subsequent to the Closing Date.

        SECTION 13.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when
(i) personally delivered or (ii) on receipt after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, or by facsimile transmission to the respective parties, addressed in each case as follows (or to such other address as may be specified by like notice):

        (1)    If to Seller, to:    Interventions, Co.
                                            8500 N. Mopac, Suite 604
                                            Austin, Texas 78759
                                            Attention: James W. Smith
                                            Telephone: 512-346-7591
                                            Facsimile:  512-346-7593

               With a copy (which shall
               not constitute notice) to:   Richard M. Anderson
                                            Attorney at Law
                                            P. O. Box 550
                                            211 West Austin Street
                                            Marshall, Texas 75670
                                            Attention: Richard M. Anderson
                                            Telephone: 903-938-8373
                                            Facsimile:  903-938-3748

        (2)    If to Purchaser, to:         Cornell Corrections of Texas, Inc.
                                            4801 Woodway, Suite 100E
                                            Houston, Texas 77056
                                            Attention: Steven W. Logan
                                            Telephone: 713-623-0790
                                            Facsimile:  713-623-2853

               With a copy (which shall
               not constitute notice) to:   Baker & Botts, L.L.P.
                                            910 Louisiana
                                            One Shell Plaza
                                            Houston, Texas 77002-4995
                                            Attention: Darrell W. Taylor
                                            Telephone: 713-229-1313
                                            Facsimile:  713-229-1522

        SECTION 13.5 ENTIRE AGREEMENT. This Agreement, including all schedules and exhibits hereto, which schedules or exhibits are incorporated herein by reference and deemed to be a part of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

        SECTION 13.6 GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof.

        SECTION 13.7  ARBITRATION.

        (a) Any issue, controversy or claim arising out of or relating to this Agreement or its alleged breach that cannot be resolved by mutual agreement within sixty (60) days' notice thereof shall be resolved exclusively by final and binding arbitration in Houston, Texas in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"), and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof; PROVIDED, HOWEVER, that the parties shall have the right to agree among themselves as to the amount of the claim.

        (b) The arbitrators shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of arbitrators within thirty (30) days following receipt by one party of the other party's notice of arbitration, each party shall select one arbitrator and the two resulting arbitrators shall mutually agree on a third arbitrator from a list or lists of proposed arbitrators submitted by AAA. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (i) the number of preemptory strikes shall not be limited and (ii) if the parties' arbitrators fail to select an arbitrator from one or more lists, AAA shall not have the power to make an appointment but, subject to SECTION 13.7(C) hereof, shall continue to submit additional lists until an arbitrator has been selected. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties' arbitrators in person or by telephone and attempt to facilitate their selection of the third arbitrator by agreement. If an arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in the same manner as the initial third arbitrator.

        (c) If the third (or successor) arbitrator has not been selected following submission of three or more lists by AAA, either party may declare the existence of an impasse by giving written notice to the other. In that event, the third (or successor) arbitrator shall be selected in the following manner:
Each party shall designate three proposed arbitrators whose names appear on any of the lists previously submitted by AAA. The parties shall then eliminate five of the designated names by alternately striking one, and the person whose name remains shall serve as arbitrator. If necessary, the party to make the first strike shall be designated by lot.

        (d) All aspects of the arbitration shall be confidential, and the parties and arbitrators shall not disclose to others, or permit disclosure of, any information related to the proceedings, including but not limited to discovery, testimony and other evidence, briefs and the award.

        (e) Upon the motion of either party, and for good cause shown, the arbitrators, by majority vote, may make any order which justice requires to protect a party from the disclosure of proprietary, privileged or confidential business information, including orders (i) that depositions or hearings be conducted with no one present except the lead attorney for the respective parties and persons designated by a majority of the arbitrators, and (ii) that depositions, exhibits, other documents filed with the arbitrators or transcripts of the hearing be sealed and not disclosed except as specified by the arbitrators.

        SECTION 13.8 ASSIGNMENTS AND THIRD PARTIES. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; PROVIDED, HOWEVER, that it is understood and agreed that Purchaser may assign all or any portion of its rights and delegate all or any portion of its duties hereunder to an Affiliate of Purchaser, in which event the assignee of Purchaser shall execute and deliver all documents, certificates and other instruments to be executed and delivered by Purchaser at the Closing in lieu of Purchaser, which documents, certificates and other instruments shall be appropriately modified to conform to such assignee's organizational status. No assignment shall release a party of any of its obligations under this Agreement; PROVIDED, HOWEVER, Purchaser shall be released from its obligations under this Agreement upon Purchaser's assignment of its rights and obligations under this Agreement to an Affiliate of Purchaser.

        SECTION 13.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 13.10 AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 13.11 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any Person other than the parties hereto or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

        SECTION 13.12 HEADINGS; USE OF CERTAIN TERMS. The headings and table of contents herein are for convenience only and shall have no significance in the interpretation hereof. Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.

        SECTION 13.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed for all purposes to be an original, but all of which together shall constitute one and the same agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                               INTERVENTIONS, CO.



                               By: /S/ JOE BRADBERRY
                                       Joe Bradberry
                                       PRESIDENT AND MEMBER OF THE
                                       BOARD OF DIRECTORS



                               By: /S/ JAMES W. SMITH
                                       James W. Smith
                                       VICE PRESIDENT AND MEMBER OF THE
                                       BOARD OF DIRECTORS



                               By:/S/ ARTHUR J. MILBERGER
                                      Arthur J. Milberger
                                      MEMBER OF THE BOARD OF DIRECTORS


                               CORNELL CORRECTIONS OF TEXAS, INC.



                               By: /S/ STEVEN W. LOGAN
                                       Steven W. Logan
                                       CHIEF FINANCIAL OFFICER, TREASURER
                                       AND SECRETARY

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